EXHIBIT 7.1

This Power of Attorney is applicable only to registration statements, amendments to registration statements, applications for registration, applications for exemptive relief and similar or related documents pertaining to the unit investment trusts set forth in Exhibit A.

POWER OF ATTORNEY

The undersigned, directors or officers of Invesco Capital Markets, Inc., a Delaware corporation, herby constitute and appoint Anna Paglia, Craig Falduto, Steven Heite, Thomas Sauerborn, Tara Baker, Elizabeth Nelson, Alan Erickson, Daniel Machalak and Adam Henkel, and each of them, provided that such person remains employed by Invesco Capital Markets, Inc. or an affiliate thereof, (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign, execute and affix his/her seal thereto and file one or more Registration Statements on Form S-6 under the Securities Act of 1933 or on Forms N-8A or N-8B-2 under the Investment Company Act of 1940, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed and any and all applications for exemptive relief with respect to the unit investment trusts set forth in Exhibit A with any regulatory authority, federal or state, relating to the registration thereof, the issuance of units of fractional undivided interests in such unit investment trusts or any application for exemptive relief relating thereto, without limitation, granting unto said attorney, and each of them, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated this 1st day of September, 2021

/s/ William S. Geyer

William S. Geyer

Director, Co-President

Invesco Capital Markets, Inc.

/s/ Brian C. Hartigan

Brian C. Hartigan

Director, Co-President

Invesco Capital Markets, Inc.

/s/ Mark W. Gregson

Mark W. Gregson

Chief Financial Officer

Invesco Capital Markets, Inc.

Exhibit A

Insured Municipals Income Trust, Series 29 and 279

Insured Municipals Income Trust, 1st - 247th Insured Multi-Series

Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 1-314

Invesco Unit Trusts, Municipal Series 1130-2000

Invesco Unit Trusts, Series 1281-3000

Invesco Unit Trusts, Taxable Income Series 429-1500

Van Kampen Focus Portfolios, Municipal Series 314-475

Van Kampen Unit Trusts, Municipal Series 476-1129

Van Kampen Merritt Equity Opportunity Trust, Series 1-9

Van Kampen American Capital Equity Opportunity Series 10-105

Van Kampen Equity Opportunity Trust, Series 106-110

Van Kampen Focus Portfolios, Series 111-419

Van Kampen Unit Trusts, Series 420-1280

Van Kampen Merritt Insured Income Trust, Series 1-41

Van Kampen American Capital Insured Income Trust, Series 42-71

Van Kampen Insured Income Trust, Series 72-73

Van Kampen Focus Portfolios, Insured Income Trust, Series 74-88

Van Kampen Focus Portfolios, Taxable Income Series 1-51

Van Kampen Unit Trusts, Taxable Income Series 52-428